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                             SALE AND SERVICING AGREEMENT


                                        AMONG


                           HATTIESBURG GAS STORAGE COMPANY
                                        SELLER


                       HATTIESBURG INDUSTRIAL GAS SALES COMPANY
                                 SERVICER AND SELLER


                                         AND


                                   FRGC OWNER TRUST










                            DATED AS OF NOVEMBER 21, 1995






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                                  TABLE OF CONTENTS

                                                                           PAGE


                                      ARTICLE I
                                 CERTAIN DEFINITIONS . . . . . . . . . . . .  1
     SECTION 1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . .  1

                                      ARTICLE II
                    CONVEYANCE OF PURCHASED CONTRACT RECEIVABLES;
                          ORIGINAL ISSUANCE OF CERTIFICATES. . . . . . . . .  2
     SECTION 2.1    Conveyance of Purchased Contract
                    Receivables. . . . . . . . . . . . . . . . . . . . . . .  2
     SECTION 2.2    Payment of Purchase Price. . . . . . . . . . . . . . . .  3
     SECTION 2.3    Acceptance by Trust. . . . . . . . . . . . . . . . . . .  3
     SECTION 2.4    No Repurchase. . . . . . . . . . . . . . . . . . . . . .  4
     SECTION 2.5    Certain Allocations. . . . . . . . . . . . . . . . . . .  4

                                     ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF THE SELLER
                                   AND THE SERVICER. . . . . . . . . . . . .  4
     SECTION 3.1    Representations and Warranties as to the
                    Receivables. . . . . . . . . . . . . . . . . . . . . . .  4
     SECTION 3.2    Other Representations and Warranties . . . . . . . . . .  4

                                      ARTICLE IV
                     ADMINISTRATION AND SERVICING OF RECEIVABLES . . . . . .  9
     SECTION 4.1    Duties of the Servicer . . . . . . . . . . . . . . . . .  9
     SECTION 4.2    Servicing Procedures . . . . . . . . . . . . . . . . . . 10
     SECTION 4.3    Payment of Certain Expenses by Servicer. . . . . . . . . 10
     SECTION 4.4    Annual Statement as to Compliance. . . . . . . . . . . . 10
     SECTION 4.5    Access to Certain Documentation
                    and Information Regarding Purchased
                    Contract Receivables . . . . . . . . . . . . . . . . . . 11
     SECTION 4.6    Information Provided to Rating Agency. . . . . . . . . . 11
     SECTION 4.7    Compensation . . . . . . . . . . . . . . . . . . . . . . 12
     SECTION 4.8    Delivery of Financial Statements . . . . . . . . . . . . 12
     SECTION 4.9    Other Information. . . . . . . . . . . . . . . . . . . . 13
     SECTION 4.10   Notices. . . . . . . . . . . . . . . . . . . . . . . . . 13

                                      ARTICLE V
                    COVENANTS OF THE SERVICER AND OTHERS; REMEDIES . . . . . 13
     SECTION 5.1    Covenants of the Servicer. . . . . . . . . . . . . . . . 13
     SECTION 5.2    Remedies . . . . . . . . . . . . . . . . . . . . . . . . 16

                                                                           Page
                                                                           ----


                                      ARTICLE VI
                          LIABILITIES OF SERVICER AND OTHERS . . . . . . . . 17
     SECTION 6.1    Liability of Servicer; Indemnities . . . . . . . . . . . 17
     SECTION 6.2    Limitation on Liability of Servicer,
                    Seller and Others. . . . . . . . . . . . . . . . . . . . 18
     SECTION 6.3    Delegation of Duties . . . . . . . . . . . . . . . . . . 19
     SECTION 6.4    Servicer Not to Resign . . . . . . . . . . . . . . . . . 19

                                     ARTICLE VII
                                       DEFAULT . . . . . . . . . . . . . . . 19
     SECTION 7.1    Servicer Default . . . . . . . . . . . . . . . . . . . . 19
     SECTION 7.2    Trustee to Act; Appointment of Successor . . . . . . . . 19
     SECTION 7.3    Notification to Investor
                    Certificateholders . . . . . . . . . . . . . . . . . . . 20

                                     ARTICLE VIII
                                     TERMINATION . . . . . . . . . . . . . . 20
     SECTION 8.1    Termination. . . . . . . . . . . . . . . . . . . . . . . 20

                                      ARTICLE IX
                               MISCELLANEOUS PROVISIONS. . . . . . . . . . . 20
     SECTION 9.1    Waiver and Amendment . . . . . . . . . . . . . . . . . . 20
     SECTION 9.2    Protection of Title to Owner Trust Estate. . . . . . . . 21
     SECTION 9.3    Notices. . . . . . . . . . . . . . . . . . . . . . . . . 23
     SECTION 9.4    Governing Law. . . . . . . . . . . . . . . . . . . . . . 23
     SECTION 9.5    Severability of Provisions . . . . . . . . . . . . . . . 23
     SECTION 9.6    Assignment . . . . . . . . . . . . . . . . . . . . . . . 23
     SECTION 9.7    Third-Party Beneficiaries. . . . . . . . . . . . . . . . 23
     SECTION 9.8    Separate Counterparts. . . . . . . . . . . . . . . . . . 23
     SECTION 9.9    Headings and Cross-References. . . . . . . . . . . . . . 23
     SECTION 9.10   No Petition Covenants. . . . . . . . . . . . . . . . . . 23
     SECTION 9.11   Limitation of Liability of the
                    Owner Trustee. . . . . . . . . . . . . . . . . . . . . . 24
     SECTION 9.12   Treatment of Transaction by Seller . . . . . . . . . . . 24

     Schedule 1     - List of Eligible Obligors
     Schedule 2     - Schedule of Contracts
     Schedule 3     - Schedule of Purchased Contract Receivables
     Schedule 4     - Schedule of Liquidated Damages and Fixed Percentage
     Schedule 5     - [Intentionally omitted]
     Schedule 6     - Description of Business Interruption
                        Insurance
     Schedule 7     - Description of Storage Facilities


     Exhibit A      - Form of FRGC Guarantee
     Exhibit B      - [Intentionally omitted]
     Exhibit C      - Form of Collateral Sharing and Security
                        Agreement
     Exhibit D      - [Intentionally omitted]
     Exhibit E      - [Intentionally omitted]
     Exhibit F      - Form of Deed of Trust, Security Agreement
                        and Fixture Filing


     APPENDIX A     - Defined Terms and Rules of Construction
     APPENDIX B     - Notice Addresses and Procedures
     APPENDIX C     - Closing Conditions

          SALE AND SERVICING AGREEMENT, dated as of November 21, 1995, by and among Hattiesburg Gas Storage Company, a Delaware general partnership ("HGSC"), Hattiesburg Industrial Gas Sales Company, a Delaware corporation ("HIG" or the "Servicer" and together with HGSC, the "Seller"), and FRGC Owner Trust, a Delaware business trust (the "Trust").

          WHEREAS, the Seller desires to sell to the Trust, and the Trust desires to purchase from the Seller, the Purchased Contract Receivables in consideration of the payment of the Purchase Price, and the Servicer desires to perform the servicing obligations set forth herein for and in consideration of the fees and other benefits set forth in this Agreement;

          WHEREAS, HGSC is a beneficial owner of the Purchased Contract Receivables;

          WHEREAS, HIG is joining in this Agreement as Seller solely to evidence the transfer and assignment of its rights, if any, in the Purchased Property as a result of its being the signatory to the Contracts;

          WHEREAS, Crystal Oil Company, the ultimate parent of the Seller, has agreed, under certain circumstances and subject to certain limitations, to pay certain amounts payable by Seller in the event of a bankruptcy of the Seller; and

          WHEREAS, the Seller, the Servicer and the Trust wish to set forth the terms pursuant to which the Purchased Contract Receivables are to be sold by the Seller to the Trust and serviced by the Servicer;

          NOW, THEREFORE, in consideration of the premises and of the mutual terms and covenants contained herein, the parties hereto agree as follows:


                                       ARTICLE I
                                 CERTAIN DEFINITIONS

          SECTION 1.1 DEFINITIONS. Certain capitalized terms used in the above recitals and in this Agreement shall have the respective meanings assigned to them in Part I of APPENDIX A to this Agreement. All references herein to "the Agreement" or "this Agreement" are to this Sale and Servicing Agreement as it may be amended, supplemented or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in such APPENDIX A, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such APPENDIX A shall be applicable to this Agreement.

                                       ARTICLE II
                    CONVEYANCE OF PURCHASED CONTRACT RECEIVABLES;
                          ORIGINAL ISSUANCE OF CERTIFICATES

          SECTION 2.1 CONVEYANCE OF PURCHASED CONTRACT RECEIVABLES. In consideration of the Trust's payment of the Purchase Price pursuant to
Section 2.2, the Seller hereby sells, transfers, assigns and otherwise conveys to the Trust, WITHOUT RECOURSE other than as expressly provided herein, all right, title and interest of the Seller in, to and under:

          (a) the Purchased Contract Receivables and all monies paid or to be paid thereon and due or to be due thereunder;

          (b) all guarantees, insurance and other agreements or arrangements of the Obligors, or on behalf of the Obligors, of whatever character supporting or securing payment of any Purchased Contract Receivable whether pursuant to the Contracts or otherwise; and

          (c) all proceeds of any and all of the foregoing (the assets described in clauses (a) through (c) being collectively referred to herein as the "PURCHASED PROPERTY").

It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Purchased Contract Receivables from the Seller to the Trust and the beneficial interest in and title to the Purchased Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition, or the taking of any similar action, by or against the Seller under any bankruptcy, insolvency or similar law. The Seller and the Trust agree that the transfer and assignment contemplated by this Agreement is intended to be a sale and disposition of all of the Seller's rights, title and interest in the Purchased Property and will be treated as a sale for Federal income tax purposes. The Seller agrees to confirm such sale to any Person inquiring about the Purchased Contract Receivables. Notwithstanding the foregoing, in the event a court of competent jurisdiction determines that such transfer and assignment did not constitute such a sale or that such beneficial interest is part of the Seller's estate, then the Seller shall be deemed to have granted to the Trust a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Purchased Property, and the Seller hereby grants such security interest. For purposes of such grant, this Agreement shall constitute a security agreement under the UCC.

          Notwithstanding the assignment of the Purchased Property set forth in this Section 2.1, the Seller does not hereby assign any other rights under the Contracts or delegate any of its duties or obligations under the Contracts or the Purchased Property to the Trust or the Owner Trustee and neither the Trust nor the Owner Trustee accepts such duties or obligations. The foregoing assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Trust, the Trustee or any Investor Certificateholder of any obligation of the Seller or any other Person in connection with the Purchased Property or under any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligor.

          In connection with such assignment, the Seller agrees to record and file, at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) or, where applicable, registrations in the appropriate records with respect to the Purchased Property, in each case meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect and maintain perfection of the assignment of the Purchased Property to the Trust, and to deliver a file-stamped copy or certified statement of such financing statement or registration or other evidence of such filing or registration to the Owner Trustee on or prior to the date of issuance of any Certificates. The Owner Trustee shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing or other registration under the UCC, other relevant legislation or similar statute in connection with such transfer.

          In connection with such assignment, the Seller further agrees, at its own expense, on or prior to the Closing Date (a) to indicate, or to cause to be indicated, in its records that the Purchased Contract Receivables have been conveyed to the Trust pursuant to this Agreement and (b) to deliver or cause to be delivered to the Owner Trustee a true and complete list of all Purchased Contract Receivables transferred to the Trust specifying for each group of Purchased Contract Receivables, as of the Cut-Off Date, (i) the identification or reference number assigned to such Purchased Contract Receivables by the Seller and (ii) the amount of such Purchased Contract Receivables. Such list shall be marked as Schedule 3 to this Agreement and is hereby incorporated into and made a part of this Agreement.

          The Seller shall advise the Obligors of the transfer and assignment to the Trust of the Purchased Contract Receivables hereunder and instruct the Obligors that future payments thereon shall be made to the Lockbox and the Lockbox Account or the Collection Account. The Seller shall not revoke or otherwise change such instructions to the Obligors prior to the termination of this Agreement without notifying the Rating Agency and obtaining the prior written approval of the Trust acting through the Owner Trustee pursuant to
Section 9.4 of the Trust Agreement. Any actions taken by the Servicer with respect to the Purchased Contract Receivables shall be deemed that as agent for the Trust and not that as the owner of the Purchased Contract Receivables or as principal.

          SECTION 2.2 PAYMENT OF PURCHASE PRICE. Upon fulfillment of the Closing Conditions, the Purchase Price for the Purchased Property shall be paid by the Trust to HGSC by wire transfer of immediately available funds to an account designated by the Seller in writing to the Trust.

          SECTION 2.3 ACCEPTANCE BY TRUST. The Trust hereby accepts the Purchased Property and agrees to hold such consideration upon the trust set forth in the Trust Agreement for the benefit of Certificateholders, subject to the terms and conditions of the Trust Agreement and this Agreement. The Trust hereby agrees and accepts the appointment and authorization of the Servicer under Section 4.1. The Trust acknowledges that, except as expressly provided herein, the Purchased Property is being acquired without recourse and that all risks with respect to the payment and collection of the Purchased Property shall be that of the Trust and not of the Seller.

          SECTION 2.4 NO REPURCHASE. The Seller shall not have any right or obligation under this Agreement, by implication or otherwise, to repurchase from the Trust any Purchased Property or to rescind or otherwise retroactively effect any purchase of any Purchased Property.

          SECTION 2.5 CERTAIN ALLOCATIONS. The Seller agrees that, unless otherwise specified by the Owner Trustee, any payment received in respect of a Contract during any Monthly Period by the Obligors thereunder shall first be allocated to the Purchased Contract Receivables under that Contract due during such Monthly Period and then to any other amount due under such Contract during such Monthly Period. The Trust agrees that any payments received in respect of a Contract that are not in respect of or allocated to a Purchased Contract Receivable shall, subject to the terms and conditions of the Collateral Sharing and Security Agreement, promptly be remitted back to the Seller.


                                       ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF THE SELLER
                                   AND THE SERVICER

          SECTION 3.1 REPRESENTATIONS AND WARRANTIES AS TO THE RECEIVABLES. Each of the Seller and HIG (in its capacity as Servicer) hereby represents and warrants to the Trust, for the benefit of the Investor Certificateholders, that as of the Closing Date (i) each Obligor is an Eligible Obligor, (ii) each Purchased Contract Receivable is an Eligible Receivable and (iii) with respect to each Contract, each statement set forth in the definition of Eligible Receivable relating to the Contract is true and correct.

          SECTION 3.2 OTHER REPRESENTATIONS AND WARRANTIES. Each of the Seller and HIG (in its capacity as Servicer and Operator) represents and warrants to the Trust for the benefit of the Investor Certificateholders as of the Closing Date as follows:

          (a) HIG (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) has all licenses necessary to service the Purchased Contract Receivables pursuant to this Agreement,
     (iv) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect and (v) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect; HGSC (i) is a general partnership organized and existing under the laws of the State of Delaware, (ii) has the full partnership power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, and (iii) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) It (i) has the corporate or partnership power and authority to make, deliver and perform each Basic Trust Document to which it is a party,
     (ii) has taken all necessary action to authorize the execution, delivery and performance of each Basic Trust Document to which it is a party and
     (iii) has duly executed and delivered each Basic Trust Document to which it is a party.

          (c) The execution, delivery and performance of each Basic Trust Document to which it is a party will not violate any Requirement of Law or Contractual Obligation of it except for violations that would not have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien (other than Permitted Liens and Liens created by the Basic Documents) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          (d) Each Basic Trust Document to which it is a party and each Contract constitutes the legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (e) No Purchased Contract Receivable has been sold, transferred, assigned or pledged to any Person other than the Trust; immediately prior to the conveyance of the Purchased Contract Receivables pursuant to this Agreement, the Seller had good and marketable title thereto, free of any Lien; and, upon execution and delivery of this Agreement by the parties hereto, the Trust shall have all of the right, title and interest of the Seller in, to and under the Purchased Contract Receivables free of any Lien other than Permitted Liens and Liens created pursuant to the Basic Documents.

          (f) Each of the audited consolidated balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows of FRGC for each of the two fiscal years ended December 31, 1993 and 1994, and the two fiscal years ended December 31, 1993 and 1992, the audited consolidated balance sheet of FRGC as of June 19, 1995, the unaudited consolidated balance sheet, statement of operations and statement of cash flows of FRGC for the three-month period ended March 31, 1995, and the unaudited consolidated balance sheet and statement of operations of FRGC for the nine-month period ended September 30, 1995, respectively, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except for the unaudited financial statements which are subject to normal year-end adjustments and purchase price adjustments as a result of Crystal's acquisition of FRGC and which do not contain footnote disclosures) and each fairly presents the consolidated financial position of FRGC and its Subsidiaries at the respective dates thereof and the consolidated results of their operations and changes in cash flows for the periods indicated.

                   (g) Since June 19, 1995, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

                   (h) No proceeds of the issuance of any Investor Certificates will be used by it to purchase or carry any margin stock (as defined in Regulations U and G of the Board of Governors of the Federal Reserve System, as in effect from time to time). It is in compliance with all applicable regulations of the Board of Governors of the Federal Reserve System (including, without limitation, Regulations U and G with respect to "margin stock").

                   (i) Upon formation of the Trust, and immediately following its acquisition of the Purchased Contract Receivables pursuant to this Agreement, none of the FRGC Parties nor the Trust will be an "investment company" within the meaning of, or subject to regulation under, the Investment Company Act of 1940 and the rules and regulations thereunder.

                   (j) Each of Crystal and the FRGC Parties has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on its books), except where the failure to file or to pay such taxes, fees or other charges would not, individually or in the aggregate, have a Material Adverse Effect; no tax Lien has been filed, and, to its knowledge, no claim is being asserted, with respect to any such tax, fee or other charge, except for such claims which would not, individually or in the aggregate, have a Material Adverse Effect. Except for the Federal income tax liabilities of FRGC, which have been determined through 1991, the Federal income tax liabilities of the FRGC Parties have not been finally determined by the Internal Revenue Service for any period.

                   (k) It has good record and indefeasible title in fee simple to, or a valid leasehold interest in, or other valid right to use, all its real property, and good title to, or a valid leasehold interest in, or other valid right to use, all its other property, and none of such property is subject to any Lien other than (i) Permitted Liens and (ii) the Liens created pursuant to the Basic Documents.

                   (l) It is not in default under or with respect to any of its Contractual Obligations except for such defaults which, individually or in the aggregate, would not have a Material Adverse Effect.

                   (m) It has previously delivered to the Trust true and correct copies of each Contract (including any amendments thereto); and the terms other than price, volumes and payment dates of the Contracts as they relate to the Purchased Contract Receivables are the same in all material respects as the terms set forth in the Contracts attached to the Private Placement Memorandum with respect to the offer and sale of the Investor Certificates.

                   (n) It has not within the last twelve months made any transfer or incurred any obligation with actual intent to hinder, delay or defraud any entity to which it was or may become indebted and it has not transferred any material property without receiving reasonably equivalent value for any such transfer or obligation. Both immediately prior to and immediately after the transactions occurring on the Closing Date, (i) the fair value of its assets at a fair valuation exceeds its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair salable value of its property is greater than the amount that will be required to pay its probable liability on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (iii) it is reasonably expected to be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) it will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. For all purposes of clauses (i) through (iv) above, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                   (o)  Except for any other FRGC Party, it has no Subsidiaries.

                   (p) The Servicer has in place procedures pursuant to the Basic Trust Documents that are either necessary or advisable to ensure the timely collection of the Purchased Contract Receivables.

                   (q) The Servicer has in force business interruption insurance with respect to the Storage Facilities as described in Schedule 6 hereto (the "Business Interruption Insurance").

                   (r) The office at which it keeps its records concerning the Purchased Contract Receivables is located at 229 Milam Street, Shreveport, Louisiana 71101. Since June 19, 1995, its chief executive office has been located at 229 Milam Street, Shreveport, Louisiana 71101 and is the place where it is "located" for the purposes of Section 9-103(3)(d) of the UCC of each jurisdiction the laws of which govern the transfer of the Purchased Contract Receivable hereunder. From January 1, 1995 until June 19, 1995, its chief executive office was "located" in Dallas, Texas for the purposes of Section 9-103(3)(d) of the UCC as in effect in the State of Texas. The taxpayer identification number of HGSC is 75-2316407 and of HIG is 75-2051721.

                   (s) Its legal name is as set forth in this Agreement. It has no trade names, fictitious names, assumed names or "doing business as" names.

                   (t) Schedule 3 accurately sets forth the Collected Amounts scheduled to come due after the Cut-off Date with respect to the Purchased Contract Receivables.

                   (u) No action, claim or proceeding is pending and, to its knowledge, no investigation is pending or threatened that would adversely affect the payment or enforceability of the Purchased Contract Receivables.

                   (v) No consents or filings with any Governmental Authority or approvals by any Governmental Authority that have not been made or obtained are required for the execution, delivery and performance of the Basic Trust Documents to which it is a party.

                   (w) There are no pending or, to its knowledge, threatened actions, suits or proceedings against any FRGC Party that would adversely affect the transactions contemplated by the Basic Trust Documents to which it is a party, and there is no injunction, writ, restraining order or other similar order in effect that adversely affects any of the FRGC Parties' performance of the agreements and transactions contemplated by the Basic Trust Documents to which it is a party.

                   (x) All of the FRGC Parties' pension and profit sharing plans have been fully funded in accordance with the applicable FRGC Parties' obligations.

                   (y) Each Contract is a legal, valid and binding obligation and contract, as the case may be, of the FRGC Party thereto, enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except as to any material provision of any Contract the lack of enforceability of which would not affect the enforceability of the payment obligations of the Obligors thereunder in respect of any Purchased Contract Receivable.

                   (z) Upon the completion of the sale of the Purchased Contract Receivables, the Trust's ownership therein will be reflected on the books and records of the Seller.

          The representations and warranties set forth in this Article III shall survive the transfer and assignment of the Purchased Property to the Trust.

                                   ARTICLE IV
                   ADMINISTRATION AND SERVICING OF RECEIVABLES

          SECTION 4.1 DUTIES OF THE SERVICER. The Servicer is hereby appointed and authorized to act as agent for the Trust and in such capacity shall manage, service, administer and, subject to Section 4.2, make collections on the Purchased Contract Receivables for the benefit of the Trust and the Certificateholders prudently and in accordance with customary and usual servicing procedures and applicable law and, to the extent not inconsistent with the foregoing, to exercise that degree of skill and care it uses in servicing assets held for its own account. The Servicer hereby accepts such appointment and authorization and agrees to perform the duties of Servicer with respect to the Purchased Contract Receivables set forth herein. The Servicer's duties shall include posting of all payments, responding to inquiries of Obligors on the Purchased Contract Receivables, investigating and collecting delinquencies, reporting tax information to Obligors, managing the collateral, accounting for collections and furnishing monthly and annual statements to the Trust pursuant to the Trust Agreement, generating federal income tax information and performing the other duties specified herein. Subject to the provisions of Section 4.2, the Servicer shall follow its historical policies and procedures and shall have full power and authority, acting alone, to do any and all things, consistent with the terms of the Basic Trust Documents, in connection with such managing, servicing, administration and collection that it may deem necessary or desirable.

          In fulfilling its obligations hereunder, the Servicer shall at any time and from time to time (i) be authorized to review and obtain copies of all information provided to the Trust with respect to the Purchased Contract Receivables, (ii) be entitled to receive copies of all statements, notices and reports regarding the Collection Account and Investment Account, (iii) be entitled to obtain any and all information regarding deposits, withdrawals and transfers to and from the Collection Account and Investment Account and the current balances therein and (iv) be entitled to obtain such other reasonable information and documentation it deems necessary or desirable to perform the servicing and administrative duties required of it under this Agreement.

          Without limiting the generality of the foregoing, the Servicer is hereby authorized to commence in the name of the Trust or the Owner Trustee or, to the extent necessary, in its own name, a legal proceeding to enforce any Purchased Contract Receivable, or to commence or participate in a legal proceeding (including a bankruptcy proceeding) relating to or involving any Purchased Contract Receivable. If the Servicer commences or participates in such a legal proceeding in its own name, the Trust shall thereupon be deemed to have automatically assigned such Purchased Contract Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is hereby authorized and empowered by the Trust to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Owner Trustee, upon the written request of the Servicer, shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement. Except to the extent required by the preceding two sentences, the authority and rights granted to the Servicer in this Section 4.1 shall be nonexclusive and shall not be construed to be in derogation of the retention by the Trust of equivalent authority and rights.

                    SECTION 4.2 SERVICING PROCEDURES.

          (a) On or immediately following the Closing Date, the Servicer shall instruct all Obligors to make payments in respect of the Purchased Contract Receivables to the Collection Account. If any future collections are received in a Lockbox, they shall within one Business Day of receipt thereof, be deposited in a Lockbox Account. In the event that any payments in respect of the Purchased Contract Receivables are made directly to the Seller or the Servicer, including, without limitation, any employees thereof or independent contractors employed thereby, the Seller or the Servicer, as the case may be, shall, as soon as reasonably practicable but in no event more than two Business Days after receipt thereof, deposit such amounts in the Lockbox Account or Collection Account.

          (b) The Servicer shall use reasonable efforts to collect all payments called for under the terms and provisions of the Purchased Contract Receivables as and when the same shall become due, and shall follow such collection practices, policies and procedures as are consistent with past practices and as it follows with respect to comparable contract receivables that it services for itself or others.

          (c) The Servicer shall not take any action to cause any Purchased Contract Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the State of New York) except in connection with its enforcement or collection of a Purchased Contract Receivable, in which event the Servicer shall deliver such instrument to the Owner Trustee as soon as reasonably practicable but in no event more than five days after receipt thereof.

          SECTION 4.3 PAYMENT OF CERTAIN EXPENSES BY SERVICER. Subject to any limitations on the Servicer's liability hereunder, the Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement or any other Basic Document (including reasonable fees and disbursements of the Trust, the Owner Trustee and independent accountants, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to Investor Certificateholders and all other fees and expenses not expressly stated under this Agreement to be for the account of the Investor Certificateholders, but excluding federal, state and local income and franchise taxes, if any, of the Trust or any Investor Certificateholder).

          SECTION 4.4 ANNUAL STATEMENT AS TO COMPLIANCE. The Servicer shall deliver to the Owner Trustee, each Investor Certificateholder and the Rating Agency, on or before March 31 of each year, beginning March 31, 1996, an officer's certificate signed by the President or any Vice President of the Servicer, dated as of such date, stating that (i) a review of the activities of the Servicer during the prior calendar year (or, with respect to the first such certificate, such period as shall have elapsed from the Closing Date to the end of the prior calendar year) and of its performance under this

Agreement and the other Basic Trust Documents has been made under such officer's supervision and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled in all material respects all its obligations under this Agreement and the other Basic Trust Documents throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and remedies therefor being pursued.

          SECTION 4.5 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING PURCHASED CONTRACT RECEIVABLES. Each of the FRGC Parties shall provide to the Owner Trustee and the Investor Certificateholders reasonable access to the documentation regarding the Purchased Contract Receivables and to their respective officers, employees and accountants. Each of the FRGC Parties shall also permit the representatives of each Certificateholder that is an Institutional Investor:

          (a) If no default of an FRGC Party under any of the Basic Trust Documents shall have occurred and be continuing, at the expense of such holder and upon reasonable prior notice to the FRGC Parties, to visit the principal executive office of the FRGC Parties, to discuss the affairs, finances and accounts of the FRGC Parties as they relate to their respective obligations under the Basic Trust Documents with their respective officers, and (with the consent of the FRGC Parties, which consent shall not be unreasonably withheld) their respective independent public accountants, and (with the consent of any FRGC Party, which consent shall not be unreasonably withheld) to visit the other offices and properties of the FRGC Parties, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) If a default of an FRGC Party under any of the Basic Trust Documents shall have occurred and be continuing for more than 30 days, at the expense of the FRGC Parties to visit and inspect any of the offices or properties of the FRGC Parties, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the FRGC Parties authorize said accountants to discuss the affairs, finances and accounts of the FRGC Parties), all at such times and as often as may be requested.

          SECTION 4.6 INFORMATION PROVIDED TO RATING AGENCY. In addition to receiving any information or documents required to be delivered to the Rating Agency pursuant to any Basic Trust Document, the Rating Agency may request in writing to the Servicer, and the Servicer shall deliver, reasonable additional information necessary to the Rating Agency to monitor the Investor Certificates. Promptly, but in no event later than five Business Days, after obtaining knowledge of an Insolvency Event with respect to any FRGC Party, the Servicer shall deliver to the Rating Agency (with a copy to the Investor Certificateholders and the Owner Trustee) notice of such Insolvency Event. The Servicer agrees to maintain and pay for the retention of the Rating Agency pursuant to the agreement between Crystal and the Rating Agency dated August 31, 1995. Failure by the Servicer to comply with the terms of this Section 4.6 shall constitute a default hereunder only of the Servicer and the sole remedy available to the Owner Trustee shall be replacement of the Servicer as provided in Article VII.

          SECTION 4.7 COMPENSATION. As compensation for its services hereunder, the Servicer shall be specially allocated income equal to the reinvestment income earned on the temporary investment of the funds on deposit in the Collection Account prior to their distribution to the Certificateholders on each Distribution Date (such amount, the "REINVESTMENT INCOME"). The Reinvestment Income shall be distributed to the Servicer on each Distribution Date pursuant to the terms of the Trust Agreement.

          SECTION 4.8  DELIVERY OF FINANCIAL STATEMENTS.

          The Servicer shall furnish to the Trust, each Investor
Certificateholder and the Rating Agency:

                   (i) as soon as available, but in any event not later than 105 days after the end of each fiscal year of FRGC ending on or after December 31, 1995, the consolidated balance sheet of FRGC and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of earnings and retained earnings and cash flow statements, which shall be audited by a nationally recognized accounting firm; and

                  (ii) as soon as available, but in any event not later than 55 days after the end of each of the first three quarterly periods of each fiscal year of FRGC beginning with the first fiscal quarter of 1996, the unaudited consolidated balance sheet of FRGC and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of earnings and retained earnings and cash flow statements of FRGC and its consolidated Subsidiaries for such quarter, and the portion of the fiscal year through the end of such quarter;

setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal quarter or fiscal year, as the case may be, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly or annual financial statements generally; provided that footnote disclosure shall not be required for quarterly financial statements. The quarterly and annual financial statements shall be certified by a Responsible Officer of FRGC that such consolidated statements fairly present the financial condition of FRGC and its consolidated Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated, subject, in the case of interim statements, to changes resulting from audit and normal year-end adjustment. The annual financial statements shall also be accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of FRGC and its consolidated subsidiaries and their results of operations and cash flows and, except as set forth therein, have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for the opinion in the circumstances.

            SECTION 4.9  OTHER INFORMATION.

            (a) The Servicer and the Seller agree to provide to the Trust and each Investor Certificateholder, with reasonable promptness, such additional data and information as may reasonably be requested relating to the business, operations, affairs, financial condition, assets and properties of the FRGC Parties, the Contracts and the ability of any of the FRGC Parties to perform their respective obligations under any of the Basic Trust Documents.

            (b)   The Servicer shall furnish to the Trust, the Rating
Agency and each Investor Certificateholder within five Business Days of the filing thereof a copy of each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K that may be filed by Crystal with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, for so long as Crystal shall be subject to such filing obligations or until such earlier date that FRGC shall cease to be a Subsidiary of Crystal.

            SECTION 4.10 NOTICES. The Servicer or the Seller shall furnish to the Trust, each Investor Certificateholder and the Rating Agency, promptly, and in any event within five days, after obtaining knowledge of the occurrence of any default by any FRGC Party of any covenant, or breach of any representation and warranty of any FRGC Party, under any Basic Trust Document, a written notice specifying the nature and existence thereof and what action the applicable FRGC Party is taking or proposes to take with respect thereto.


                                    ARTICLE V
                 COVENANTS OF THE SERVICER AND OTHERS; REMEDIES

            SECTION 5.1 COVENANTS OF THE SERVICER AND OTHERS. Until such time as all required distributions have been made on the Investor Certificates pursuant to the terms of Section 5.2(d) and (e) of the Trust Agreement, each of the Seller and HIG (in its capacity as Servicer and Operator) covenants, for the benefit of the Trust, the Owner Trustee and the Investor Certificateholders, as follows:

                   (i) it will not voluntarily or involuntarily terminate or permit the termination of, or take any action which would permit the Obligors to terminate, any of the Contracts;

                  (ii) it will not voluntarily or involuntarily take any action (including, without limitation, by agreeing to any amendment, modification or waiver of any provision of any Contract which would result in the reduction, or change the terms, of the Purchased Contract Receivables) which would permit the Obligors to reduce or affect in a manner adverse to the Trust their obligations under the Purchased Contract Receivables, including, without limitation, by way of setoff or otherwise;

                 (iii) it will not, without the consent of the Owner Trustee at the direction of the Majority Certificateholders, consent to an assignment by an Obligor which releases such Obligor from its obligations with respect to a Purchased Contract Receivable;

                  (iv) it will operate the Storage Facilities in a good and prudent manner, consistent with its historical practices;

                   (v) it will perform its obligations under the Contracts in all material respects;

                  (vi) other than the Notes and the obligations relating thereto, it will not incur, assume or become liable for any Indebtedness, or assume or guarantee any Indebtedness of any Person;

                 (vii) it will not voluntarily or involuntarily create, grant or permit to exist any Liens on any of its property or assets other than
     (1) Permitted Liens, (2) Liens in the form of sales or leases of assets permitted pursuant to Section 5.1(xv) and (3) Liens created pursuant to any of the Basic Documents as executed and delivered at the closing of the transactions contemplated hereby;

                (viii) it will not at any time prior to June 2000 expand or make any material additions or capital improvements to the Storage Facilities that would result in a reduction in the contractual rates for the Purchased Contract Receivables provided under the Contracts;

                  (ix) it will not enter into contracts with respect to the Storage Facilities which (1) would prohibit or otherwise impose any material cost on the Trust in selling or foreclosing on the Storage Facilities in the event that the Servicer fails to pay Liquidated Damages pursuant to Section 5.2(a) or (2) would bind a subsequent purchaser of the Storage Facilities acquired in a foreclosure or sale unless the receivables under such contracts in the case of clause (2) are assigned as additional security to the Trust and the Indenture Trustee pursuant to the Collateral Sharing and Security Agreement;

                   (x) it will not engage in any business other than (w) the operation of the Storage Facilities, (x) the provision of transportation and storage services relating to or in connection with the Storage Facilities, (y) any expansion or additions to the Storage Facilities or its operations or to the transportation and storage services provided in connection with the Storage Facilities or (z) the provision of management or operational services for other Persons at facilities located in the Petal Dome area in Mississippi provided that such management and operational services would not have a Material Adverse Effect, it being understood that the Seller or the Servicer may, subject to the foregoing limitations and the other provisions of this Agreement, increase the storage capacity of the Storage Facilities, expand or leach new caverns on or under the property where the Storage Facilities are currently located (it being understood that no storage facilities outside such location will be acquired by it), construct, acquire or expand new or existing pipelines and related equipment which may connect directly or indirectly to the Storage Facilities or enhance the services provided at the Storage Facilities and enter into joint ventures and partnerships with respect to the storage, transportation or delivery of natural gas and other hydrocarbons to the extent that such joint ventures and partnerships do not create a Lien on the Storage Facilities and are reasonably related to the operations of the Storage Facilities;

                  (xi) except as expressly contemplated by the Basic Trust Documents, the Servicer will service the Purchased Contract Receivables in accordance with its historical practices and policies;

                 (xii) it will maintain its corporate existence separate and apart from any other entity except that, subject to the terms of the Trust Agreement, any of FRGC, the Servicer and HGSC may merge with each other and HGSC may liquidate and dissolve as long as (1) either FRGC or HIG holds individually or together the assets of HGSC immediately following the liquidation, (2) no default under this Agreement would exist following any such action and (3) any successor entity in any such action explicitly assumes the liabilities of its predecessor entity (and a copy of any such assumption agreement is delivered to the Investor Certificateholders, the Owner Trustee and the Rating Agency);

                (xiii) it will (1) comply with all Requirements of Law, (2) perform its Contractual Obligations and (3) promptly pay its taxes and other liabilities as they become due and payable except, in each case, for such non-compliance, non-performance or non-payment which would not, individually or in the aggregate, have a Material Adverse Effect;

                 (xiv) it will maintain Business Interruption Insurance (which shall name the Trust as loss payee thereunder in respect of its interests in the Purchased Contract Receivables) of the type and in the amount set forth in Schedule 6 hereto and to the extent such insurance is not available on a reasonable basis or sufficient to cover all Force Majeure Events under a Contract for the entire time that such Force Majeure Event exists, it will self insure against such Force Majeure Event and make such payments to the Trust as a loss payee as may be necessary to compensate the Trust as the holder of the Purchased Contract Receivables for all losses arising from such Force Majeure Event that are not otherwise covered by Business Interruption Insurance;

                  (xv) an FRGC Party will at all times own all the material assets constituting the Storage Facilities; PROVIDED, however, this provision will not restrict the sale of movable equipment that is not necessary for the operation of the Storage Facilities, sales and loans of base gas in the ordinary course of business and modifications and terminations of the leases and other agreements that would not have a Material Adverse Effect;

                 (xvi) except for the payment of dividends on shares of its capital stock, distributions with respect to its partnership interests, repurchases of shares of its capital stock, issuances of new classes or series of its capital stock, the lending of funds to Crystal or any of its Affiliates, the lending or borrowing of funds between or among the FRGC Parties or other transactions between or among the FRGC Parties, it will not engage in any material transaction with an Affiliate that is not on substantially the same terms as would reasonably be expected to be obtained on an arm's length basis with an unaffiliated third party;

          (xvii) HGSC will not pay any distributions to the extent such distributions would decrease its Consolidated Net Worth below the Initial Required Net Worth; and

          (xviii)  it will not enter into any speculative hedge contracts.

          SECTION 5.2  REMEDIES.

          (a) In the event the Seller or HIG breaches any of the covenants set forth in Section 5.1 (whether voluntarily or involuntarily, including, without limitation, as a result of or in connection with a bankruptcy proceeding involving the Seller or HIG, but except as provided in Section 5.2(e)) or any of the representations and warranties of the Seller or HIG set forth in Article III is not true and correct as of the Closing Date, in each case in a manner which materially and adversely affects any Purchased Contract Receivable, if the Seller or HIG, as the case may be, fails to remedy such breach or correct any such representation or warranty within 30 days after receiving written notice from the Owner Trustee or any Investor Certificateholder, then, upon the request of the Owner Trustee or the Majority Certificateholders, HGSC and HIG shall be jointly and severally obligated to pay as liquidated damages ("LIQUIDATED DAMAGES") to the Trust immediately the Liquidated Damages Amount for such Purchased Contract Receivable. The remedies set forth in this Section 5.2(a) shall be in addition to, and not in limitation of, any other remedies the Owner Trustee may have under applicable law, provided that except as set forth in paragraph (b) below and Section 7.1, in the event that the Seller or HIG fully performs its obligations under this paragraph (a)in respect of any breach, then the remedies set forth herein shall be the sole remedy available to the Owner Trustee in respect of such breach.

          (b) HGSC hereby confirms the appointment of HIG as Operator of the Storage Facilities on behalf of HGSC. In the event HGSC or HIG breaches any of the covenants set forth in the Basic Trust Documents (but only to the extent such covenant relates to the operation of the Storage Facilities), and such breach is not remedied or cured within 45 calendar days of receipt of written notice thereof from the Trust, or in the event there shall have occurred and be continuing an Insolvency Event with respect to HIG, HIG agrees if requested pursuant to the provisions of the Collateral Sharing and Security Agreement, to resign as Operator and HIG and HGSC agree that a substitute operator of the Storage Facilities may be engaged by the Collateral Trustee pursuant to Section 13 of the Collateral Sharing and Security Agreement.

          (c) As collateral security for the prompt and complete payment of Liquidated Damages if and when due pursuant to Section 5.2(a) and the amounts required to be paid by Seller pursuant to Section 5.1(xiv), contemporaneously herewith the Seller has granted to the Collateral Trustee a security interest in the Storage Facilities, the Contracts and certain other collateral. In the event the Seller shall fail to pay any Liquidated Damages when due or any amounts required to be paid pursuant to Section 5.1(xiv) and such failure shall be continuing, the Owner Trustee may, in addition to any other remedy available to it, cause the Collateral Trustee to (i) institute proceedings from time to time for the complete or partial foreclosure of the Shared Collateral and the Mortgage Collateral under the Collateral Sharing and Security Agreement and Mortgage or (ii) exercise any other right or remedy or take any other action permitted to be taken by the Collateral Trustee following such event.

          (d) As additional security for its obligation to pay Liquidated Damages and the amounts required to be paid by the Seller pursuant to Section 5.1(xiv) ("ADDITIONAL SECURITY"), contemporaneously herewith HGSC has granted to the Collateral Trustee a security interest in the distributions and other funds receivable in respect of the Residual Certificate.

          (e) In the event there occurs an Event of Force Majeure, the proceeds of the Business Interruption Insurance maintained by the Seller and the other amounts, if any, required to be paid by the Seller pursuant to Section 5.1(xiv) shall be paid to the Trust in respect of any installment (or portion thereof) of any Purchased Contract Receivables with respect to which the Obligor has not made such payment as a result of such Event of Force Majeure. Such proceeds shall be paid to the Collection Account and considered part of the Collected Amount. Subject to the Seller's compliance with Section 5.1(xiv), any such Event of Force Majeure shall not constitute a default under this Agreement or require the payment of any Liquidated Damages.


                                   ARTICLE VI
                       LIABILITIES OF SERVICER AND OTHERS

          SECTION 6.1  LIABILITY OF SERVICER; INDEMNITIES.

          (a) The Servicer shall be liable in accordance with this Agreement only to the extent of the obligations in this Agreement specifically undertaken by the Servicer. Such obligations shall include the following:

               (i) The Servicer shall indemnify, defend and hold harmless the Owner Trustee and the Trust from and against any taxes that may at any time be asserted against the Owner Trust or the Trust with respect to the transactions contemplated in this Agreement, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to ownership of the Purchased Contract Receivables or Purchased Property, or federal or other income taxes arising out of distributions on the Certificates, or any fees or other compensation payable to the Owner Trust or the Trust) and costs and expenses in defending against the same;

               (ii) The Servicer shall indemnify, defend and hold harmless the Owner Trustee, the Trust and any Investor Certificateholder from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Owner Trustee, the Trust or such Investor Certificateholder through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement and the other Basic Documents or by reason of reckless disregard of its obligations and duties under any of the Basic Documents; and

               (iii) The Servicer shall indemnify, defend and hold harmless the Owner Trustee and Wilmington Trust Company, in its individual capacity, and its agents, officers, directors and employees, from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance, administration or performance by, or action or inaction of, the Owner Trustee of the trusts and duties contained in this Agreement, the Trust Agreement and the other Basic Trust Documents, including the administration of the Owner Trust Estate, except in each case to the extent that such cost, expense, loss, claim, damage or liability: (A) is due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Person seeking to be indemnified, or
     (B) to the extent otherwise payable to the Owner Trustee, arises from the Owner Trustee's breach of any of its representations or warranties set forth in Section 9.6 of the Trust Agreement.

          (b) Indemnification under this Section 6.1 shall survive the resignation or removal of the Owner Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this
Section 6.1 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

          SECTION 6.2 LIMITATION ON LIABILITY OF SERVICER, SELLER AND OTHERS. Neither the Seller, the Servicer nor any of the directors, officers, employees, agents or Affiliates of the Seller or the Servicer shall be under any liability to the Trust or the Investor Certificateholders, except as specifically provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or any of the Basic Trust Documents or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Seller or the Servicer for any liability for breach of its obligations hereunder or the Seller, the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except for errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement or any of the Basic Documents. The Seller and the Servicer and any director, officer, employee or agent of the Seller or the Servicer may rely in good faith on the advice of counsel or on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising under this Agreement.

          SECTION 6.3 DELEGATION OF DUTIES. The Servicer may, at any time without notice or consent, delegate any duties under this Agreement to any of the other FRGC Parties. The Servicer may at any time perform specific duties as Servicer through sub-contractors who are in the business of servicing receivables comparable to the Purchased Contract Receivables; PROVIDED, HOWEVER, that no such delegation shall relieve the Servicer of its responsibility with respect to such duties.

          SECTION 6.4  SERVICER NOT TO RESIGN.  Subject to the provisions of
Section 7.2, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon a determination that the performance of its duties under this Agreement is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee.


                                   ARTICLE VII
                                     DEFAULT

          SECTION 7.1 SERVICER DEFAULT. In the event HIG shall reach any of the covenants in this Agreement (but only to the extent such covenant relates to the servicing of the Purchased Contract Receivables) and such breach shall be continuing and shall not be remedied or cured within 45 calendar days of receipt of written notice thereof from the Owner Trustee or any Investor Certificateholder, or in the event there shall have occurred and be continuing an Insolvency Event with respect to HIG, the Owner Trustee or the Majority Certificateholders by notice given in writing to the Servicer may, in addition to the other rights and remedies available in a court of law or equity to damages, injunctive relief and specific performance (which other rights and remedies shall not be available in the case of a breach of Section 4.6), terminate all of the rights and obligations of the Servicer under this Agreement or appoint a successor servicer, and HIG agrees to pay the reasonable fees and expenses of such successor servicer. Unless otherwise provided in the notice, on or after receipt by HIG of such written notice, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Owner Trustee pursuant to and under this Section 7.1. The Owner Trustee is hereby authorized and empowered to execute and deliver, on behalf of HIG, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Purchased Contract Receivables and related documents, or otherwise. In such case, HIG agrees to cooperate with the Owner Trustee in effecting the termination of the responsibilities and rights of HIG as the Servicer under this Agreement, including the transfer to the Owner Trustee for administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or that shall have been deposited by the Servicer in the Collection Account or thereafter received with respect to the Purchased Contract Receivables that shall at that time be held by the Servicer.

          SECTION 7.2 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. Unless otherwise provided in the notice, on and after the time the Servicer receives a notice of termination pursuant to Section 7.1, the Owner Trustee shall appoint a successor servicer, who shall succeed to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the responsibilities, restrictions, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of this Agreement; PROVIDED, HOWEVER, that the predecessor servicer shall remain liable for, and the successor servicer shall have no liabilities for, any indemnification obligations of the Servicer arising as a result of acts, omissions or occurrences during the period in which the predecessor servicer was the Servicer; and PROVIDED, FURTHER, that HIG shall remain liable for all such indemnification obligations of the Servicer without regard to whether it is still Servicer hereunder. As compensation therefor, such successor servicer shall be entitled to the Reinvestment Income which the Servicer would have been entitled under this Agreement if no such notice of termination had been given. Any such successor servicer (i) shall have a net worth of not less than $5 million and (ii) shall have a regular business that includes the servicing of similar receivables. In the event the Owner Trustee deems the Reinvestment Income to be insufficient compensation for the successor servicer's duties and obligations hereunder, such successor servicer shall be entitled to such additional fee as such successor servicer and the Owner Trustee shall mutually agree, which additional fee shall be payable from amounts otherwise distributable to the Residual Certificateholder pursuant to Article V of the Trust Agreement. The Owner Trustee and such successor servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          SECTION 7.3 NOTIFICATION TO INVESTOR CERTIFICATEHOLDERS. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this
Article VII, the Owner Trustee shall give prompt written notice thereof to the Investor Certificateholders and the Rating Agency.


                                  ARTICLE VIII
                                  TERMINATION

          SECTION 8.1 TERMINATION. This Agreement (other than Section 6.1) shall terminate and be of no further force or effect upon the termination of the Trust Agreement pursuant to Section 10.1(a) thereof.


                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

          SECTION 9.1  WAIVER AND AMENDMENT.

          (a) This Agreement may be amended, or any provision hereof may be waived, from time to time by the Seller, the Servicer and the Owner Trustee with the consent of the Majority Certificateholders (which consent, whether given pursuant to this Section 9.1 or pursuant to any other provision of this Agreement, shall be conclusive and binding on all Investor Certificateholders and on all future holders of Investor Certificates and of any Investor Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Investor Certificates) for the purpose of adding any provisions to or changing in any manner or eliminating or waiving compliance with any of the provisions of this Agreement, or of modifying in any manner the rights of the Investor Certificateholders; PROVIDED, HOWEVER, that no such amendment or waiver without the consent of each Investor Certificateholder at the time outstanding shall (i) change in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Purchased Contract Receivables, (ii) change the aforesaid percentage required to consent to any such amendment or waiver, (iii) change the obligation of the Seller to pay Liquidated Damages pursuant to Section 5.2(a), (iv) change the obligation of the Seller to make payments pursuant to Section 5.1(xiv) or (v) amend any provision of this Agreement(including Section 9.6) which requires actions taken under such provision to have the consent of greater than the Majority Certificateholders, without the consent of the number of Investor Certificateholders described in such Section.

          (b) Prior to the execution of any such amendment or waiver, the Owner Trustee shall furnish written notification of the substance of such amendment or waiver to the Investor Certificateholders and the Rating Agency.

          (c) Promptly after the execution of any such amendment or waiver, the Owner Trustee shall furnish a copy of such amendment or waiver to each Investor Certificateholder and the Rating Agency.

          (d) The particular form of any proposed amendment or waiver shall be required to be provided to the Investor Certificateholders in connection with any request for an amendment or waiver. The manner of obtaining such amendments or waivers (and any other consents of Investor Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

          (e) Prior to the execution of any amendment or waiver to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment or waiver is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment or waiver have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

          SECTION 9.2 PROTECTION OF TITLE TO OWNER TRUST ESTATE.

          (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Investor Certificateholders and the Owner Trustee under this Agreement in the Purchased Contract Receivables and the other Purchased Property. The Seller shall deliver (or cause to be delivered) to the Owner Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

          (b) The Seller shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Owner Trustee at least 30 days prior written notice thereof.

          (c) The Seller shall give the Owner Trustee at least 30 days prior written notice of any relocation of its chief executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it services any Purchased Contract Receivables and its principal executive office within the United States of America.

          (d) The Servicer shall maintain accounts and records as to each Purchased Contract Receivable accurately and in sufficient detail to permit the reader thereof to know as of a reasonably recent date the status of such Purchased Contract Receivable, including payments made and payments owing (and the nature of each).

          (e) The Servicer shall maintain its records so that, from and after the time of sale under this Agreement of the Purchased Contract Receivables to the Trust, the Servicer's records that refer to any Purchased Contract Receivable indicate clearly that such Purchased Contract Receivable is owned by the Trust.

          (f) The Servicer shall deliver to the Owner Trustee promptly after the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee in the Purchased Contract Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

          (g) The Servicer shall deliver to the Owner Trustee, on or before April 30 of each year, beginning in 1997, an Opinion of Counsel either
(i) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee in the Purchased Contract Receivables and the other property transferred to the Owner Trustee hereunder, and to preserve and protect the interest of the Collateral Trustee in the Shared Collateral and the Mortgage Collateral, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or
(ii) stating that, in the opinion of such counsel, no further action is necessary to preserve and protect such interest.

          SECTION 9.3 NOTICES. All demands, notices and communications upon or to the Servicer, the Owner Trustee, the Investor Certificateholders or the Rating Agency under this Agreement shall be delivered as specified in APPENDIX B hereto.

          SECTION 9.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAWS OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE; PROVIDED, HOWEVER THAT THE DUTIES AND IMMUNITIES OF THE OWNER TRUSTEE HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE AND, INSOFAR AS THE LAWS OF ANOTHER STATE GOVERN THE PERFECTION OF THE TRUST'S INTERESTS IN THE PURCHASED CONTRACT RECEIVABLES, IT IS AGREED THAT TO THE EXTENT REQUIRED BY THE LAWS OF SUCH OTHER STATE, THE LAWS OF SUCH OTHER STATE SHALL APPLY TO ENFORCEMENT OF THE POWER OF SALE OR OTHER RIGHTS AND REMEDIES CREATED HEREIN WITH RESPECT TO SUCH PURCHASED CONTRACT RECEIVABLES.

          SECTION 9.5 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

          SECTION 9.6 ASSIGNMENT. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be assigned by the Servicer without the prior written consent of the Supermajority Certificateholders. The Servicer shall provide notice of any such assignment to the Rating Agency.

          SECTION 9.7 THIRD-PARTY BENEFICIARIES. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and inure to the benefit of the parties hereto, the Investor Certificateholders and their respective successors and assigns. Except as otherwise provided in Section 6.1 or in this Article IX, no other Person shall have any right or obligation hereunder.

          SECTION 9.8 SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 9.9 HEADINGS AND CROSS-REFERENCES. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

          SECTION 9.10 NO PETITION COVENANTS. Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date which is one year and one day after the final distribution with respect to the Investor Certificates acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

          SECTION 9.11 LIMITATION OF LIABILITY OF THE OWNER TRUSTEE. Notwithstanding anything contained herein to the contrary, this Agreement has been executed by Owner Trustee not in its individual capacity but solely in its capacity as Owner Trustee of the Trust and in no event shall the Owner Trustee in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee of the Trust have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Trust. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Trust hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article IX of the Trust Agreement.

          SECTION 9.12 TREATMENT OF TRANSACTION BY SELLER. Notwithstanding the fact that the transfer and assignment contemplated by this Agreement constitutes a sale to the Trust of all of the Seller's right, title and interest in the Purchased Contract Receivables and will be treated as such for Federal income tax purposes, the parties hereto acknowledge and agree that such transfer and assignment may be treated in a different manner as deemed appropriate by the Seller for regulatory and state tax purposes.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                      HATTIESBURG GAS STORAGE COMPANY

                      By:  HATTIESBURG INDUSTRIAL GAS
                           SALES COMPANY,
                           its General Partner


                      By: /s/ J. A. Ballew
                         ----------------------------
                         J. A. Ballew, Vice President

                      HATTIESBURG INDUSTRIAL GAS SALES
                       COMPANY


                      By: /s/ J. A. Ballew
                         ----------------------------
                         J. A. Ballew, Vice President

                      FRGC OWNER TRUSTEE

                      By:  WILMINGTON TRUST COMPANY,
                           not in its individual capacity
                           but solely as Owner Trustee


                      By: /s/ W. Chris Sponenberg
                         ------------------------------
                      Name: W. Chris Sponenberg
                           ----------------------------
                      Title: Financial Services Officer
                           ----------------------------